UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  06/25/2010

Commission file number: 000-53632

MULTISYS LANGUAGE SOLUTIONS, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	29-2973652
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

8045 Dolce Volpe Ave.,  Las Vegas, NV 89178

(Address of principal executive offices)

702-499-3990

(Registrant’s telephone number)

_________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 8.01	Other Events

Effective June 25, 2010, a consent by the Board of Directors and the majority of shareholders (60.9%) authorized an increase in the total common stock, $.001 par value, available in the Corporation's 2008 Non-Qualified Stock Option and Stock Appreciation Rights Plan from one million (1,000,000) shares to five million (5,000,000) shares, to be granted to officers, directors, consultants, advisors and other key employees of the Corporation and its subsidiaries, as an incentive to their continued employment and commitment to the success of the Corporation.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated:  June 29, 2010

 MULTISYS LANGUAGE SOLUTIONS, INC.

By:

/s/  Janelle Edington

Janelle Edington

President & CEO